

=================================================================================================================
                                                 Schedule B
                                           Purchase of Call Options
                                           Biovail Corporation (BVF)




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            Date               Number of Shares        Maturity     Strike Price   Call Premium     Total Cost
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August 12, 2004                       197,350         18 Months        $ 22.50       $ 2.1498        $ 424,263
                                      197,350         20 Months        $ 22.50       $ 2.4052        $ 474,666
                                      197,350         22 Months        $ 22.50       $ 2.6610        $ 525,148
                                      197,350         24 Months        $ 22.50       $ 2.9172        $ 575,709

August 13, 2004                       301,250         18 Months        $ 22.50       $ 2.1100        $ 635,638
                                      301,250         20 Months        $ 22.50       $ 2.3500        $ 707,938
                                      301,250         22 Months        $ 22.50       $ 2.6200        $ 789,275
                                      301,250         24 Months        $ 22.50       $ 2.8700        $ 864,588

                             ------------------------------------------------------------------------------------
Total to August 13, 2004            1,994,400                                                      $ 4,997,225
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